Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-284445) pertaining to the Pre-IPO Share Option Scheme, Post-IPO Share Option Scheme, 2018 Restricted Share Unit Scheme, 2021 Restricted Share Unit Scheme and 2022 Restricted Share Unit Scheme of Ascentage Pharma Group International,

(2)	Registration Statement (Form S-8 No. 333-284064) pertaining to the 2022 Restricted Share Unit Scheme of Ascentage Pharma Group International, and

(3)	Registration Statement (Form S-8 No. 333-290285) pertaining to the 2022 Restricted Share Unit Scheme of Ascentage Pharma Group International;

of our report dated April 29, 2026, with respect to the consolidated financial statements of Ascentage Pharma Group International included in this Annual Report (Form 20-F) of Ascentage Pharma Group International for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

April 29, 2026